                                                                   EXHIBIT 10.20

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                              TECHNOLOGY AGREEMENT

                      GENERATION OF KNOCKOUT MOUSE STRAINS

                                     between

                                 DELTAGEN, INC.
                                1031 Bing Street
                              San Carlos, CA 94070

                                       and

                                MERCK & CO, INC.
                                 One Merck Drive
                                  P.O. Box 100
                    Whitehouse Station, New Jersey 08889-0100

WHEREAS,  Deltagen,  Inc.  ("Deltagen")  and Merck  ("Merck"),
(collectively, "Parties") seek to collaborate in scientific research related to generation of Knockout Mouse strains;

WHEREAS, Deltagen has knowledge and experience in research and generation of Knockout Mice; and

WHEREAS, Merck wishes to obtain Knockout Mice generated by Deltagen according to specifications agreed by the Parties.

1.       DEFINITIONS

As used in this.Agreement the following terms shall have the meanings as specified:

1.1 "Merck Affiliate" shall mean (i) any corporation or business entity of which fifty percent (50%) or more of the securities or other ownership interest representing the equity, the voting stock or general partnership interest are owned, controlled or held, directly or indirectly, by Merck; or (ii) any corporation or business entity which, directly or indirectly, owns, controls, or holds 50 percent (50%) (or the maximum ownership permitted by law) or more of the securities or other ownership interest representing the equity, the voting stock or, if applicable, the general partnership interest, of Merck.

1.2 "Effective Date" shall mean the date of the signature of the representative of the last of the Parties to execute this Agreement.

1.3 "Joint Patents" shall mean all patent and patent applications, worldwide, for subject matter which is jointly developed during the course of this Agreement by both Deltagen and Merck and which is useful or necessary in the generation of the Knockout Mice under this Agreement.

1.4 "Joint Technology" shall mean all know-how and technology related to the generation of Knockout Mice as well as biological, molecular biological and genetic work and technology in each case, which is developed jointly hereunder by Deltagen and Merck and which is useful in the generation of the Knockout Mice under this Agreement.

1.5 "Knockout Mice" shall mean a line of chimeric mice developed for and delivered to Merck as set forth in Article 2 below, having a Standard Mutation wherein such mice transmit the Standard Mutation, in the form of a mutant allele, through the germ line.

1.6 "Knockout Mouse Project" shall mean the creation, testing and generation, by Deltagen, of Knockout Mice.

1.7 "Deltagen Patents" shall mean any and all patents and patent applications, worldwide, owned by Deltagen with respect to Knockout Mice.

1.8 "Deltagen Technology" shall mean technology related to the generation of Knockout Mice or other animals, as well as biological, molecular biological and genetic work and technology developed solely by Deltagen with respect to Knockout Mice delivered to Merck under this Agreement.

1.9 "Merck Patents" shall mean any and all patents and patent applications, world-wide, owned by Merck, with respect to * * * .

1.10 "Merck Technology" shall mean technology related to * * *, as well as * * * work and technology developed solely by Merck * * *.

1.11 "Milestone Payments" shall mean those payments set forth at Appendix A attached hereto.

1.12 "Standard Mutation' `shall mean the interruption or deletion in a portion of a single, specified gene by * * *.

1.13 "Non-Standard Mutations" shall mean any mutation other than a "Standard Mutation." Examples of non-standard mutations include* * *. Non-standard mutations also includes * * *.

1.14 "Standard Procedure" shall mean the set of procedures described in Appendix A, with respect to "Milestone 1" through "Milestone 5."

2.       RESEARCH AND WORK TO BE CONDUCTED

2.1 Deltagen shall conduct one or more Knockout Mouse Projects at the request of Merck on the terms and conditions of this Agreement. Merck will request Deltagen in writing to begin work on each Knockout Mouse project to be conducted under this Agreement, such written notice to be provided to Deltagen by an authorized representative of Merck in the form set forth in Appendix B. Deltagen shall have the right to evaluate such request and the information provided to Deltagen by Merck under
         Section 2.3 below, to determine whether such requested Knockout Mouse project is feasible. If, after good faith discussion with Merck, Deltagen reasonably determines that such project is not technically feasible, within the parameters of Appendix A, Deltagen shall so advise Merck in writing and shall not be required to undertake such project.

2.2 For each Knockout Mouse Project, Deltagen will use reasonable efforts to complete each Milestone in a timely fashion, as defined in Appendix A.

2.3 Deltagen shall undertake up to * * * Knockout Mice Projects according to the terms and conditions set forth in this Agreement. To initiate each Knockout Mouse project the parties agree to undertake, Deltagen and Merck will establish a timetable for each project Milestone, and Merck shall:

* * * Confidential material redacted and separately filed with the Commission.

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         2.3.1    Identify to Deltagen in writing each Knockout Mouse Project to be initiated;

         2.3.2 Disclose in writing to Deltagen * * * useful in completing Milestone 1 with respect to each Knockout Mouse Project, as defined at Appendix A;

         2.3.3 Consult with Deltagen to identify the specific region of the gene Merck desires to have deleted for such Knockout Mouse Project;

         2.3.4    Transfer to Deltagen * * * may be * * *; and

         2.3.5 Identify and notify Deltagen in writing of the specific gene sequence for each Knockout Mouse Project for which Deltagen is requested by Merck to produce a Knockout Mouse. Merck shall be solely responsible for identifying and notifying Deltagen in writing of the specific gene sequence for each Knockout Mouse project.

2.4 For purposes of the schedule set forth in Appendix A, each Knockout Mouse Project conducted hereunder shall commence fifteen (15) days after Deltagen's receipt from Merck of all information and materials set forth in Section 2.3 relating to such Knockout Mouse Project.

2.5 Each Knockout Mouse Project shall be deemed complete upon Deltagen's completion of Milestone 5 (see Appendix A) and Deltagen's delivery after the birth of the first generation of Knockout Mice of at least
         * * *. Deltagen, for a period of six (6) months following the completion of each Milestone 5 for each Knockout Mouse Project, shall retain a small backup colony of * * * from such project consisting of
         * * * for each Knockout Mouse Project). With respect to such backup colonies of Knockout Mice, Merck shall for a period not to exceed six
         (6) months following completion of Milestone 5 pay to Deltagen* * *. At Merck's request, Deltagen will transfer the mice to Merck. All reasonable transportation and transfer costs shall be paid by Merck. If Merck does not request transfer within the six month period, Deltagen, following Deltagen's written notification to Merck, shall dispose of the mice in accordance with all applicable laws and regulations.

2.6 Deltagen shall use reasonable efforts to * * * and to generate Knockout Mice under each Knockout Mouse project according to the specification of Merck as set forth in Section 2.3 above.

2.7 Deltagen shall, at all times in its animal care and handling activities related to this Agreement, comply with all applicable Federal, State and local laws and regulations, and assure that Deltagen animal facilities meet or exceed minimum accreditation standards including, but not limited to those established by * * * and the * * * for the Care and Use of Laboratory Animals. Deltagen shall have sole liability for the care and handling of the Knockout Mice until they are delivered to Merck in accordance with Section 7.6 below.

3.       PAYMENTS

3.1 Within thirty (30)days afterthe Effective Date, Merck shall payto Deltagen * * * for the * * * calculated in accordance with Appendix
         A. Such payment shall be * * * Milestones as set forth in Appendix A.

3.2      Merck shall pay to Deltagen for each Milestone completed by Deltagen:

* * * Confidential material redacted and separately filed with the Commission.

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         3.2.1    The Milestone Payments set forth in Appendix A are for all
                  Knockout Mouse Projects wherein a * * * is requested by Merck under Section 2.3 above, so long as the Project is initiated during the term of this Agreement. The Milestone Payments for all Knockout Mouse Projects wherein a * * * is requested, shall be determined on a case-by-case basis, upon good faith negotiations between the parties and shall be mutually agreed to in writing by the parties.

3.3 Deltagen shall inform Merck, in writing, of its completion of each Milestone, as defined in Appendix A. In such written notice, Deltagen shall certify that the Knockout Mice delivered to Merck conform to the Knockout Mice specifications for each Knockout Mouse Project set forth in Appendix A, and Deltagen shall provide with each delivery of Knockout Mice to Merck all of the information and data described in Appendix A for each Knockout Mouse Project.

3.4 Subject to payment credit as provided in Section 3.1, Merck shall pay all Milestones to Deltagen within thirty (30) days after Merck's receipt of written representation from Deltagen of Deltagen's completion of Milestones in compliance with the terms of this Agreement.

4.       ON-SITE CONSULTATION

4.1 Merck may reasonably request on-site consultations by Deltagen personnel relating directly to projects under this Agreement. Merck will reimburse Deltagen for all reasonable and reasonably documented travel expenses associated with such onsite consultations by Deltagen personnel.

4.2 Upon reasonable notice to Deltagen and upon reasonable terms and conditions agreed upon by Deltagen and Merck, Merck shall be entitled to perform site visits to Deltagen facilities involved in the Knockout Mouse Projects to inspect the facilities for compliance with generally accepted scientific and animal care procedures including, but not limited to those set forth in Appendix A and Section 2.7 above.

5.       TERM AND TERMINATION

5.1 The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of either (a) termination of this Agreement pursuant to the completion by Deltagen of all Milestones under this Agreement or (b) two (2) years from the Effective Date; provided, however, that all applicable obligations of Deltagen and Merck under this Agreement shall remain in force with respect to any Knockout Mouse Project requested by Merck and initiated by Deltagen which remains ongoing prior to the date set forth in subsection (b) of this paragraph.

5.2 Merck may unilaterally terminate a Knockout Mouse Project for any reason. Should Merck at any time during the Knockout Mouse Project terminate the development and creation or completion of a specific Knockout Mouse Project, Merck shall make the next Milestone Payment corresponding to that work being conducted by Deltagen to complete such Milestone at the time of termination, as if Deltagen had completed the Milestone, regardless of whether such Milestone has been reached.

5.3 Deltagen may terminate a Knockout Mouse Project upon Deltagen's identification of technical difficulty beyond the reasonable control of Deltagen which would prevent Deltagen from completing the Project using commercially reasonable efforts, provided that Deltagen has

* * * Confidential material redacted and separately filed with the Commission.

         informed Merck, in writing, of the details of such technical difficulty, and the parties have had an opportunity to discuss the circumstances to attempt to resolve the technical difficulty in a reasonable manner. Merck is not entitled to a refund of any past Milestone payments paid if a project is terminated as the result of technical difficulty beyond the control of Deltagen.

5.4 If either of the Parties is in breach of any obligation under this Agreement, the party complaining of said breach shall give written notice to the breaching party to remedy such breach. If the breach is not remedied within 60 days following the receipt of such notice, the party complaining of breach may terminate this Agreement upon written notice to the other party at any time and with immediate effect. Any such termination will be without prejudice to any other rights which the party complaining of breach may have as a result of any breach of this Agreement.

6.       CONFIDENTIALITY

6.1 Each party shall treat all information which has been received from the other party as strictly confidential ("Information"), and shall not to make such Information available to any third party without the express prior written consent of the other party and only to use such Information for the purposes expressly provided in this Agreement. For this purpose, employees and consultants of the parties shall be bound by obligations of confidentiality and secrecy no less strict than those set out herein and shall not be regarded as third parties.

6.2 The above obligations shall not apply or cease to apply to Information which the recipient can show:

         (a) has become generally available to the public other than through violation of this undertaking;

         (b) was already in the recipient's rightful possession prior to its acquisition from the disclosing party;

         (c) was developed independently of information received from the disclosing party;

         (d) has been lawfully received from a third party, under no obligation to maintain the Information as confidential; or

         (e) is required to be disclosed by law or court order, provided that notice is promptly delivered to the other party in order to provide an opportunity to challenge or limit such disclosure.

         A statutory obligation to disclose confidential information to governmental authorities in connection with the Food and Drug Administration product registration procedures is not subject to this secrecy obligation.

6.3 This obligation of confidentiality shall survive the expiration and/or termination of this Agreement for a period of five (5) years.

6.4 Upon expiration or termination of this Agreement, or at any time upon the disclosing party's written request, the receiving party shall destroy, or at the written request of the disclosing party, deliver to the disclosing party any and all Information (including copies) received or

* * * Confidential material redacted and separately filed with the Commission.

         generated hereunder, except that the receiving party may, for archival purposes, maintain one copy of the Information in its confidential legal files.

7.       OWNERSHIP OF RIGHTS

7.1 Deltagen shall own all Deltagen patents and Deltagen technology. Additionally, any Deltagen patents or Deltagen technology arising out of the work performed pursuant to this Technology Agreement and which apply to the production of Knockout Mice shall be owned solely by Deltagen. Deltagen hereby grants to Merck a nonexclusive, * * * license to Deltagen Patents, Deltagen Technology and Deltagen inventions solely arising during the Knockout Mice Projects under this Agreement which are useful or necessary for Merck (a) to use, breed and perform further research and development using the Knockout Mice generated hereunder (and their progeny), and (b) to sublicense such rights to use, breed and perform further research and development using the Knockout Mice to agents, consultants and Affiliates of Merck; PROVIDED HOWEVER that Merck and its sublicencees shall not have a license to use (and shall not use) the Knockout Mice (or their progeny), Deltagen Patents, Deltagen Technology or Deltagen inventions, directly or indirectly to reverse-engineer the methods, processes, techniques or similar Deltagen know-how relating directly or indirectly to the design, creation, development, generation or production of such "Knockout Mice" or other transgenic mice or animals.

7.2 Merck will own all Merck patents and Merck technology. Merck will grant to Deltagen a non-exclusive, non-sublicensable license to all Merck patents necessary for Deltagen to make Knockout Mice solely for Merck according to this Agreement. Merck shall own all phenotypic data and characteristics of the Knockout Mice generated by Deltagen for Merck under this Agreement; provided however, that Deltagen shall have a nonexclusive, nontransferable license to use such phenotypic data and characteristics for Deltagen's research analysis solely for Merck in accordance with the purposes of this Agreement.

7.3 Joint Patents and Joint Technology will be owned by both Parties jointly. Both parties shall decide whether it is desirable for patent applications to be filed for Joint Technology developed. If a patent application is filed, the Parties shall share costs equally. If one party wishes to patent Joint Technology, but the other party does not, then the party wishing to file the application may do so at its own expense. In such instance, the party filing the application will own all rights in the patent application and the other party shall assign its rights in the patent application to the party filing the application, provided that the non-filing party shall be granted a nonexclusive license to use such rights under such patent application.

7.4 Both Parties shall decide whether to maintain patents or patent applications within the Joint Patents and the extent of foreign filing of such patent applications. If one party wishes to abandon a patent or patent application within the Joint Patents, but the other party wishes to maintain it, the party wishing to maintain it may do so by paying all necessary fees; the party paying the fees shall own all rights in this patent or patent application and the other party will assign its rights in such patent or patent application to the paying party. If the Parties disagree on whether to file a patent application within the Joint Patents in any given country, the party wishing to file in such country may do so at its own expense, and will own all rights in such patent application in such country and the other party will assign its rights in such patent application to the party filing the application.

7.5 As of the date of this Agreement, Deltagen represents and warrants to Merck that to Deltagen's best knowledge, using reasonable due diligence, Deltagen has the right to enter into this Agreement and to grant to Merck the licenses

* * * Confidential material redacted and separately filed with the Commission.

         hereunder. As of the date of this Agreement, Merck represents and warrants to Deltagen that to Merck's best knowledge, using reasonable due diligence, Merck has the right to enter into this Agreement and to grant Deltagen the licenses hereunder.

                  Deltagen shall indemnify and hold harmless Merck and its Affiliates, Directors, officers,, employees and agents from and against any and all losses, Liabilities, damages and expenses (Including reasonable attorneys' fees and costs) (collectively "liabilities") that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any third party and arising out of or relating to (a) a breach of any representation, warranty or covenant of Deltagen under this Agreement or (b) Deltagen's gross negligence or willful misconduct, except in each case to the extent such Liabilities resulted from the gross negligence or willful misconduct of Merck.

                  Merck shall indemnify and hold harmless Deltagen and its directors, officer, employees and agents from and against any and all Liabilities that they may suffer as a result of any claims, demands, actions or other proceedings made or instituted by any third party and arising out of or relating to (a) a breach of any representation, warranty or covenant of Merck under this Agreement or (b) Merck's gross negligence or willful misconduct except in each case to the extent such Liabilities resulted from the gross negligence or willful misconduct of Deltagen.

7.6 After Merck has made all applicable Milestone Payments or other payments under Section 3.2 above, and upon delivery by Deltagen to Merck's designated carrier (FOB), title shall transfer to Merck and Merck shall own exclusively all Knockout Mice produced under this Agreement, * * * made by Deltagen on behalf of Merck, regardless of whether they are * * * or to non-Knockout Mice. Merck shall have the exclusive right to use the Knockout Mice, and their progeny, for any purpose, without restriction, including, but not limited to, research, development, production, breeding, sales and distribution of the Knockout Mice to agents, consultants and Merck Affiliates; provided however that Merck shall not use the Knockout Mice directly or indirectly to reverse-engineer the methods, processes, techniques or similar Deltagen know-how relating directly or indirectly to the design, creation, development, generation or production of such Knockout Mice.

8.       MISCELLANEOUS

8.1 PUBLICATION. If Merck publishes any information, data or material regarding the Knockout Mice contemplated under this Agreement, Merck shall acknowledge within the publication, the contribution of Deltagen to the generation of such mouse or mice.

8.2 FORCE MAJEURE. Neither party shall be liable for its failure to perform its obligations under this Agreement due to contingencies beyond its reasonable control, including but not limited to strikes, riots, wars, fire, flood, accident, labor disputes, embargoes, inability to obtain export or import license, acts of God, or acts in compliance with any governmental or state law, regulation or other.

8.3 AMENDMENTS. Amendments or modifications of this Agreement may only be made by a written Agreement executed by both Parties.


* * * Confidential material redacted and separately filed with the Commission.

8.4 NOTICES. All notices required or permitted hereunder shall be given in writing and sent postage prepaid by first class certified or registered mail, or sent by a nationally recognized express courier service, or hand delivered at the following addresses:

                           If to Deltagen:
                           William Matthews
                           President
                           Deltagen, Inc.
                           1031 Bing Street
                           San Carlos, CA  94070
                           Fax: (650) 610-6823

                           If to Merck:
                           Dr. Susan Socher
                           Executive Director
                           Scientific Liaison
                           External Scientific Affairs
                           Merck & Co., Inc.
                           770 Sumneytown Pike
                           P.O. Box 4, WP42-217
                           West Point, PA 19486

8.5 REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that:

         8.5.1 It will use commercially reasonable efforts to complete its obligations under this Agreement in compliance with any and all applicable federal, state, or local laws, regulations and guidelines.

         8.5.2 It shall devote the necessary level of personnel and resources to conduct and complete its obligations in a commercially reasonable manner under this Agreement.

8.6 LIMITATION OF WARRANTY AND LIABILITY. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, DELTAGEN MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE KNOCKOUT MICE GENERATED UNDER THIS AGREEMENT OR THE KNOCKOUT MOUSE PROJECTS. DELTAGEN DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION A WARRANTY OF NON-INFRINGEMENT AND THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS OR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE RESEARCH, DEVELOPMENT, GENERATION OR USE OF THE KNOCKOUT MICE UNDER THIS AGREEMENT.

8.7 APPLICABLE LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California as though made and performed in said state without regard to its conflict of law revisions.

8.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * * Confidential material redacted and separately filed with the Commission.

8.9 U.S. EXPORT LAWS AND REGULATIONS. Without limitation, each party shall comply with all laws and regulations of the United States relating to the export of biological materials, products and technical information.

8.10 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. All express or implied Agreements -and understandings, either oral or written, heretofore made are expressly superseded by this Agreement.

8.11 INDEPENDENT CONTRACTORS. It is expressly agreed that Deltagen and Merck shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Deltagen nor Merck shall have the authority to make any statements, representations or commitments or any kind, or to take any action, which shall be binding on the other, without the prior consent of the party to do so.

8.12 WAIVER. The waiver by either party of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

AGREED AND ACCEPTED:

DELTAGEN, INC.                           MERCK & CO., INC.

BY  /s/ William Matthews                 BY   /s/ C. Thomas Caskey
   ----------------------------              -----------------------------

NAME  William Matthews                   NAME  C. Thomas Caskey

TITLE  President                         TITLE  Senior Vice President, Research

DATE  July 13th, 1998                    DATE  July 10, 1998

                                   APPENDIX A

        [Superceded by Appendix A to Amendment to Technology Agreement]

                                   APPENDIX B

   FORM NOTIFICATION LETTER FOR INITIATION OF A NEW KNOCKOUT-MOUSE PROJECT

                               (Template follows)
                               (Merck letterhead)


Date

Bill Matthews, Ph.D.
President
Deltagen, Inc.
***

Dear Bill,

This letter is to provide notice to Deltagen of Merck's request to Deltagen to initiate work on a Knockout Mouse Project under the terms and conditions of the Technology Agreement between Deltagen, Inc. and Merck, dated _____________________ (the "Agreement"), including, but not limited to, the confidentiality obligations of the Agreement. The Knockout Mouse Project to be initiated is described as follows:

The Merck contact scientist for technical information regarding the project will be:

Merck requests that Deltagen begin to work to develop the above described Knockout Mouse on the terms and conditions of the above-referenced Agreement.

Sincerely,

Merck's Signatory

Agreed,

-------------------------------------
Deltagen


* * *  Confidential material redacted and separately filed with the Commission.

                                  AMENDMENT TO
                              TECHNOLOGY AGREEMENT

         THIS AMENDMENT TO TECHNOLOGY AGREEMENT, dated as of December 21, 1999 (this "Amendment"), is entered into between DELTAGEN, INC. ("Deltagen"), having a place of business at 1003 Hamilton Avenue, Menlo Park, California 94025, and MERCK & CO, INC. ("Merck"), having a place of business at One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey 08889-0100, and is made with reference to the following facts:

         A. WHEREAS, the parties entered into that certain Technology Agreement on July 13, 1998 (the "Technology Agreement").

         B. WHEREAS, the parties desire to modify the Technology Agreement to increase the number of Knockout Mice under the Technology Agreement, to extend the term of the Technology Agreement and to modify such other terms as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants set forth below and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the License Agreement, and agree as follows:

1.       AMENDMENTS.

1.1 The first sentence of Section 2.3 is hereby restated in its entirety as follows:

                    Deltagen shall undertake * * * Knockout Mice Projects according to the terms and conditions set forth in this Agreement.

1.2 AMENDMENT TO SECTION 3.1. Section 3.1 is hereby restated in its entirety to read as follows:

                    Merck shall pay to Deltagen * * * of the total estimated cost for the * * * Knockout Mouse Projects and the * * * Knockout Mouse Projects as set forth in Appendix A. Such payment shall be nonrefundable and shall be credited against the Milestones as set forth in Appendix A.

1.3 AMENDMENT TO SECTION 5.1. Section 5.1 is hereby restated in its entirety to read as follows:

                   The term of this Agreement shall commence on the Effective Date and shall remain in effect until the earlier of either
                   (a) termination of this Agreement pursuant to the completion by Deltagen of all Milestones under this Agreement as amended or (b) December 31, 2002; provided however, that all applicable obligations of Deltagen and Merck under this Agreement shall remain in force with respect to any Knockout Mouse Project requested by Merck and initiated by Deltagen which remains ongoing prior to the date set forth in subsection (b) of this paragraph.

* * *  Confidential material redacted and separately filed with the Commission.

1.4 AMENDMENT TO SECTION 8.4. The second paragraph of Section 8.4, beginning with the phrase "If to Deltagen" and ending with "6823" is hereby modified as follows:

                   If to Deltagen:

                   * * *

         President
         Deltagen, Inc.
         1003 Hamilton Avenue
         Menlo Park, CA.
         94025

1.5 AMENDMENT TO APPENDIX A. Appendix A is hereby restated in its entirety as set forth in Appendix A attached hereto.

2. INITIATION PAYMENT. IN PARTIAL CONSIDERATION FOR THIS AMENDMENT, WITHIN THIRTY (30) DAYS AFTER THE DATE OF THIS AMENDMENT, MERCK SHALL PAY TO DELTAGEN THE SECOND INITIATION PAYMENT OF $300,000.00 SET FORTH IN APPENDIX A OF THIS AGREEMENT AS AMENDED.

3. CONTINUING EFFECT. THIS AMENDMENT SHALL BE EFFECTIVE FOR ALL PURPOSES AS OF THE DATE FIRST SET FORTH ABOVE. EXCEPT AS OTHERWISE EXPRESSLY MODIFIED BY THIS AMENDMENT, THE TECHNOLOGY AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH ITS TERMS.

4. DEFINED TERMS. ALL TERMS USED, BUT NOT DEFINED, IN THIS AMENDMENT SHALL HAVE THE RESPECTIVE MEANINGS AS SET FORTH IN THE TECHNOLOGY AGREEMENT.

[Intentionally Left Blank]

* * *  Confidential material redacted and separately filed with the Commission.

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

5. COUNTERPARTS. THIS AMENDMENT MAY BE EXECUTED IN COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                     DELTAGEN, INC.

                                     By:   /s/ Augustine Yee
                                           ----------------------------------

                                     Its:  Vice President Corporate Development
                                           ----------------------------------

                                     MERCK & CO, INC.

                                     By:   /s/ Anthony Ford-Hutchinson
                                           ----------------------------------
                                               Anthony Ford-Hutchinson

                                     Its:  Senior Vice President
                                           ----------------------------------
                                           Basic Research
                                           ----------------------------------

* * *  Confidential material redacted and separately filed with the Commission.


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


                             APPENDIX A TO AMENDMENT

                                   APPENDIX A

I. SCIENTIFIC MILESTONES AND PAYMENT SCHEDULE FOR THE FIRST * * * KNOCKOUT MOUSE PROJECTS UNDER THIS TECHNOLOGY AGREEMENT

         The following payments and milestones are with respect to the first
* * * Knockout Mouse Projects undertaken by Deltagen pursuant to the Technology Agreement. Within * * * of the Effective Date, Deltagen is to begin development and generation of up to * * * Knockout Mice Projects and Merck shall pay Deltagen 30% ($255,000) of the * * * of * * * Knockout Mice Projects (the first * * * gene knockouts are * * *).

         Subsequent payments to Deltagen will be based on the achievement of the specific Milestones for each knockout as outlined below. Merck understands and acknowledges that production of Knockout Mouse Project involves a number of technologically complex steps, and that the time periods for performance are reasonable estimates only and subject to change due to technological difficulties encountered. Deltagen shall be obligated to notify Merck of any such technical difficulties as soon as reasonably possible after they arise, and the parties will commence good faith discussions to resolve such technical difficulties in a reasonable manner.

Payment by Merck for initiation of contract:

                                                                        $255,000

The following payments are per Knockout Mouse Project for the first * * *
Projects:

Milestone 1 - * * *                                          $ * * *

Milestone 2 - * * *                                          $ * * *

Milestone 3 - * * *                                          $ * * *

Milestone 4 - * * *                                          $ * * *

Milestone 5 - * * *                                          $ * * *



MILESTONE 1:              * * *
                          Deltagen will * * * based * * *. The cost for * * * is included in the deposit paid by Merck. Anticipated time frame for completion will be within * * * after receipt of necessary * * * information. In the event of unforeseen

* * *  Confidential material redacted and separately filed with the Commission.

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                          technical difficulties in * * * resulting from
                          * * *, Deltagen (upon consultation with
                          Merck) will * * *. The reasonable cost for this
                          * * * will be determined on a case-by-case basis, after good faith negotiations between the parties * * *.

MILESTONE 2:              * * *
                          Deltagen will * * *. Deltagen will * * * a maximum of * * *. Deltagen will receive * * * upon the identification of a * * * or Deltagen's * * * of
                          * * *. If * * * in the * * * clones, Deltagen will first * * * or alternatively, * * * (after consultation with, and written agreement by, Merck).
                          The cost of a * * * will not exceed * * *. Cost for
                          * * * will be * * * per * * * colonies * * *.
                          Anticipated time for completion of * * * will be
                          * * * from receipt of * * *. Confirmation of * * * will be obtained * * *. Merck will also receive
                          * * * information in order to confirm * * *.

MILESTONE 3:              * * *
                          Deltagen will transfer up to * * *. Upon the * * * from each * * *, Deltagen will receive a payment of
                          * * * per * * *. Anticipated time frame for completion will be within * * * from receipt of
                          * * *. Deltagen will confirm the * * *.

MILESTONE 4:              * * *
                          Deltagen will * * * animals for * * *. For production of ** * mice with the desired * * *, Deltagen will receive * * * per * * *. Anticipated time frame will be within * * * from receipt of the * * *. The * * * of the * * * will be confirmed * * *.

MILESTONE 5:              * * *
                          Deltagen will perform the following analysis on up to
                          * * * gene Knockout Mice that are generated * * *.
                          * * * mice will * * *. * * * mice will be * * * animals. In cases where the gene knockout produces a * * *, Deltagen will make reasonable efforts to determine * * *. Each * * * will be inspected for
                          * * *. * * * will be monitored * * *. At * * * mice from * * * from each knockout line will be * * * with that will include the following * * *. * * * will be
                          * * * and Deltagen will prepare a written report of all findings. Deltagen will also * * * to Merck upon request. In addition to the above analysis, Deltagen will provide * * *. * * * will * * *. * * * will also be * * *.

                          Upon completion of * * * Knockout Mouse Project, Deltagen will receive * * * per * * *. Anticipated time frame is within * * * from receipt of * * *.

                          All mice in the Deltagen animal facility will be tested routinely for * * *. Results will be provided to Merck on a * * * basis.

II. Scientific Milestones and Payment Schedule for the Second * * * Knockout Mouse Project under this Technology Agreement


* * *  Confidential material redacted and separately filed with the Commission.

         The following payments and milestones are with respect to the Second
* * * Knockout Mouse Projects undertaken by Deltagen pursuant to the Technology Agreement. In partial consideration for Deltagen's agreement to undertake the Second * * * Knockout Mouse Projects under the Technology Agreement, within * * * of the date of this Amendment Merck shall pay to Deltgen an initiation payment (the "Second Initiation Payment") of 30% ($300,000) of the total aggregate amount of such Second * * * Knockout Mice Projects (the second * * *gene knockouts are * * *).

         Subsequent payments to Deltagen will be based on the achievement of the specific Milestones for each knockout as outlined below. Merck understands and acknowledges that production of each Knockout Mouse Project involves a number of technologically complex steps, and that the time periods for performance are reasonable estimates only and subject to change due to technological difficulties as soon as reasonably possible after they arise, and the parties will commence good faith discussions to resolve such technical difficulties in a reasonable manner.

Second Initiation payment by Merck:  $300,000

The following payments are per Knockout Mouse Project for the Second * * *
Projects:

Milestone 1 - * * *                                          $ * * *

Milestone 2 - * * *                                          $ * * *

Milestone 3 - * * *                                          $ * * *

Milestone 4 - * * *                                          $ * * *

Milestone 5 - * * *                                          $ * * *



MILESTONE 1:              * * * Deltagen will * * * based on * * *. The cost
                          for * * * is included in the deposit paid by Merck.
                          Anticipated time frame for completion will be within * * * after receipt of necessary * * * information. In the event of unforeseen technical difficulties in * * * resulting from * * *,
                          Deltagen (upon consultation with Merck) will * * *.
                          The reasonable cost for this * * * will be determined on a case-by-case basis, after good faith negotiations between the parties * * *.

MILESTONE 2:              * * *
                          Deltagen will * * *. Deltagen will * * * a maximum of
                          * * *. Deltagen will

* * *  Confidential material redacted and separately filed with the Commission.

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


                          receive * * *upon the identification of a * * * or Deltagen's * * *. If * * * in the first * * *, Deltagen will first * * * or alternatively, * * * (after consultation with, and written agreement by, Merck). The cost of a * * * will not exceed * * *. Cost for * * *will be * * *per * * *. Anticipated time for completion of * * *will be * * *from receipt of * * *. Confirmation of * * * will be obtained
                          * * *. Merck will also receive * * * in order to confirm * * *.

MILESTONE 3:              * * *
                          Deltagen will transfer up to * * *. Upon the * * * from each * * *, Deltagen will receive a payment of
                          * * * per * * *. Anticipated time frame for completion will be within * * * from receipt of * * *. Deltagen will confirm the * * *.

MILESTONE 4:              * * *
                          Deltagen will * * * animals for * * *. For production of * * * mice with the desired * * *, Deltagen will receive * * * per * * *. Anticipated time frame will be within * * * from receipt of the * * *. The * * * of the * * * will be confirmed * * *.

MILESTONE 5:              * * *
                          Deltagen will perform the following analysis on up to
                          * * * gene Knockout Mice that are generated * * *will
                          be * * * mice will be * * * animals. In cases where
                          the gene knockout produces a * * *, Deltagen will make
                          reasonable efforts to determine * * *. Each * * * will
                          be inspected for * * * will be monitored * * *. At
                          * * * mice * * * from each knockout line will be * * *
                          with that will include the following * * * will be * *
                          * and Deltagen will prepare a written report of all
                          findings. Deltagen will also * * * to Merck upon
                          request. In addition to the above analysis, Deltagen
                          will provide * * * will include * * * will also be
                          * * *.

                          Upon completion of * * * Knockout * * * per
                          Knockout Mouse Project. Anticipated time frame is within * * * from receipt of * * *.

                          All mice in the Deltagen animal facility will be tested routinely for * * *. Results will be provided to Merck on a * * * basis.



* * *  Confidential material redacted and separately filed with the Commission.


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